                                                                    Exhibit 99.4

                        Certification of CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Hanover Compressor Company (the "Company") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John E. Jackson, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. (S)1350, as adopted pursuant to (S)906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

   /s/  John E. Jackson
--------------------------------------
Name:   John E. Jackson
Title:  Chief Financial Officer
Date:   March 31, 2003

A signed original of this written statement required by Section 906 has been provided to Hanover Compressor Company and will be retained by Hanover Compressor Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to (S)906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of (S)18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.